EXHIBIT INDEX

(a)(3)  Amendment to Articles of Incorporation, dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant, on behalf of AXP Blue Chip Advantage Fund, and American Express Financial Corporation, dated Dec. 1, 2002.

(d)(2) Investment Management Services Agreement between Registrant, on behalf of AXP Small Company Index Fund, and American Express Financial Corporation, dated Dec. 1, 2002.

(h)(2) Amendment, dated June 3, 2002, to Administrative Services Agreement dated March 20, 1995.

(h)(4) Amendment, dated June 3, 2002, to Administrative Services Agreement dated August 19, 1996.

(h)(6) Amendment, dated June 3, 2002, to Administrative Services Agreement dated September 9, 1999.

(h)(14) Plan and Agreement of Reorganization dated July 11, 2002, between AXP Total Stock Market Index Fund and AXP S&P 500 Index Fund.

(h)(15) Plan and Agreement of Reorganization dated July 11, 2002, between AXP Nasdaq 100 Index Fund and AXP S&P 500 Index Fund.

(h)(16) Plan and Liquidation dated July 11, 2002 concerning AXP International Equity Index Fund.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign amendments to this Registration Statement, dated September 17, 2002.